UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

404I-T Hadley Road

S. Plainfield, New Jersey 07080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 6, 2017, Majesco Entertainment Company, a Delaware corporation (the “Company”), was notified by The NASDAQ Stock Market, LLC (“Nasdaq”) of failure to comply with Nasdaq Listing Rule 5605(b)(1) (the “Rule”) which requires that a majority of the directors comprising the Company’s Board of Directors (the “Board”) be considered “independent”, as defined under the Rule. The notice has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Capital Market and, at this time, the common stock will continue to trade on The NASDAQ Capital Market under the symbol “COOL”.

The notice provides that the Company has 45 calendar days, or until February 21, 2017, to submit a plan to regain compliance with the Rule. If the Company’s plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the original date of notification to evidence compliance.

The Company plans to regain compliance upon appointment of one or more additional independent directors in connection with the anticipated acquisition of Polarityte, Inc. pursuant to the Agreement and Plan of Reorganization dated as of December 1, 2016, as amended on December 16, 2016, following, among other things, required stockholder approval of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: January 6, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer